 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2024

 Vivani Medical, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36747	02-0692322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1350 S. Loop Road
Alameda, California		94502
(Address of Principal Executive Offices)		(Zip Code)

(415) 506-8462 Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	VANI	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 1, 2024, Vivani Medical, Inc. (the “Company”) entered into a Securities Purchase Agreement with an institutional investor (the “Securities Purchase Agreement”) relating to the issuance of 3,947,368 shares of the Company’s common stock, par value of $0.0001 per share (the “Common Stock”) and warrants to purchase up to an aggregate of 3,947,368 shares of Common Stock (the “Warrant”), to such investor at a purchase price of $3.80 per share and accompanying warrant in a registered direct offering (the “Offering”). The Warrant has an exercise price of $3.80 per share, is exercisable immediately upon issuance and will expire three years following the date of issuance. The Company also entered into a Placement Agency Agreement with Maxim Group LLC (the “Placement Agency Agreement,” and together with the Securities Purchase Agreement, the “Agreements”), who is acting as the sole placement agent for the Offering.

The gross proceeds from the Offering will be approximately $15.0 million, before paying the placement agent fees and other estimated offering expenses. The Offering is being made pursuant to the shelf registration statement on Form S-3 (File No. 333-256904) previously filed by the Company with the Securities and Exchange Commission (the “SEC”) on June 8, 2021 and declared effective on June 14, 2021. The Offering is made only by means of a prospectus forming a part of the effective registration statement and a prospectus supplement relating to the Offering.

Pursuant to the terms of the Securities Purchase Agreement, until 45 days following the closing of the Offering, the Company has agreed not to issue (or enter into any agreement to issue) any shares of Common Stock or Common Stock equivalents, subject to certain exceptions. The Company has further agreed not to enter into an agreement involving a variable rate transaction until one year following the closing of the Offering. In addition, the Company's Directors and Officers have entered into lock-up agreements with the Company pursuant to which each of them has agreed not to, for a period of 90 days from the closing of the Offering, offer, sell, transfer or otherwise dispose of the Company's securities, subject to certain exceptions.

In connection with the Placement Agency Agreement, the Company agreed to pay Maxim an aggregate cash fee of 7.0% of the aggregate proceeds raised from the sale and issuance of the shares of Common Stock and accompanying Warrants. Pursuant to the Placement Agency Agreement, the Company also agreed to reimburse Maxim up to $65,000 for its legal expenses.

The form of Warrant is filed as Exhibit 4.1 to this Current Report on Form 8-K. The Security Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K. The Placement Agency Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K. The foregoing description of the respective terms of the Agreements and Warrant are not intended to be complete and is qualified in its entirety by reference to each such exhibit. A copy of the opinion of Goodwin Procter LLP relating to the legality of the issuance and sale of the shares in the Offering is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure.

On March 1, 2024, the Company issued a press release announcing the Offering. The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Current Report on Form 8-K under Item 7.01, including the attached Exhibit 99.1, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information contained in this Current Report on Form 8-K under Item 7.01, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or any filing under the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1*	Form of Warrant.
5.1*	Opinion of Goodwin Procter LLP.
10.1*	Form of Securities Purchase Agreement dated March 1, 2024.
10.2*	Placement Agency Agreement dated March 1, 2024.
23.1*	Consent of Goodwin Procter LLP (included in Exhibit 5.1).
99.1	Press Release of the Company dated March 1, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vivani Medical, Inc.

Date:	March 5, 2024	By:	/s/ Adam Mendelsohn
Adam Mendelsohn Chief Executive Officer